EXHIBIT “A-6”

Attached to and made a part of that certain Asset Purchase and Sale Agreement dated October __, 2011, between Shoreline Southeast LLC and Shoreline Offshore LLC, as Seller,

and North American Energy Resources Inc., as Buyer.

CLAIMS AGAINST THIRD PARTIES

1) Hayes Lumber #28-2 Well, 6,400’ RA SUA, North Gillis Prospect, Topsy Field, Jefferson Davis Parish, Louisiana.

A. Claim for recoupment of overpaid revenue for the time period of October, 2009 thru April, 2010, as detailed in that certain Civil Suit filed in the 14th Judicial District Court of Calcasieu Parish, Louisiana, Civil Docket No. 2110-5980, Div. E, titled Shoreline Southeast LLC, Crimson Exploration Operating, Inc., and Hunt Oil Company of Louisiana, Inc. vs. Marjorie E. Godwin.

B. Claim for recoupment of overpaid revenue for the time period of October, 2009 thru April, 2010, as detailed in that certain Civil Suit filed in the 15th Judicial District Court of Lafayette Parish, Louisiana, Civil Docket No. 2010-7775, titled Shoreline Southeast LLC, Crimson Exploration Operating, Inc., and Hunt Oil Company of Louisiana, Inc. vs. Neil Conrad, as Trustee of The Amelia Stout Beard Trust.